As filed with the Securities and Exchange Commission on September 8, 2000
                                                              File No. 333-
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ANDRX CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    65-1013859
--------------------------------------------------------------------------------
(State or other jurisdiction of             I.R.S. Employer Identification No.
 incorporation or organization)

              4001 Southwest 47th Avenue, Ft. Lauderdale, FL 33314
              ----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

               Andrx Corporation (Delaware) 2000 Stock Option Plan
          Andrx Corporation (Florida) Amended 1993 Stock Incentive Plan
                 Cybear, Inc. (Delaware) 1997 Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

                               Dr. Elliot F. Hahn
                           4001 Southwest 47th Avenue
                            Ft. Lauderdale, FL 33314
                            ------------------------
                     (Name and address of agent for service)

                                 (954) 584-0300
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Dale S. Bergman, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                            Miami Center, Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
  Title of securities to be       Amount to be         Proposed maximum          Proposed maximum          Amount of
          registered              registered(1)       offering price per        aggregate offering     registration fee
                                                           share(2)                  price(2)
-------------------------------------------------------------------------------------------------------------------------
Andrx Corporation - Andrx          17,377,523               $93.09              $1,617,673,616.07         $427,065.83
Group Common Stock, $.001 par
value
-------------------------------------------------------------------------------------------------------------------------
Andrx Corporation - Cybear         13,735,651                $2.50                 $34,339,127.75           $9,065.53
Group Common Stock, $.001 par
value
-------------------------------------------------------------------------------------------------------------------------

         (1)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

         (2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant's common stock on September 7, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this Registration Statement:

         1. The Registration Statement on Form S-3 (Registration No. 333-33822), as filed with the SEC on March 31, 2000, and as subsequently amended on April 28, 2000 and May 24, 2000.

         2. The Registration Statement on Form S-4 (Registration No. 333-38226) as filed with the SEC on May 31, 2000, and as subsequently amended on July 21, 2000.

         3. The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the SEC on September 6, 2000, as such description is updated in any amendment to the Form 8-A.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         The Registrant has authority under the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Amended Certificate of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits

         4.1      2000 Stock Option Plan(1)
         5.1      Opinion of Broad and Cassel
         23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
         23.2     Consent of Arthur Andersen LLP
         24.1 Power of Attorney (included in the signature page of this Registration Statement)

         (1) Previously filed as an exhibit to the Registration Statement on Form S-4 (Registration No. 333-38226) with the SEC on May 31, 2000, and as subsequently amended on July 21, 2000 and incorporated herein by reference.

Item 9.    Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida on this 8th day of September, 2000.

                                          ANDRX CORPORATION

                                          By: /s/ Angelo C. Malahias
                                              ----------------------------------
                                              Angelo C. Malahias
                                              Vice President and Chief Financial
                                              Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Alan
P. Cohen, Elliot F. Hahn and Angelo C. Malahias, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                                  Title                                Date
----------                                                  -----                                ----
       /s/ Alan P. Cohen                Co-Chairman, Chief Executive Officer and Director        September 8, 2000
-----------------------------------     (Principal Executive Officer)
Alan P. Cohen

       /s/ Chih-Ming J. Chen            Co-Chairman, Chief Scientific Officer and Director       September 8, 2000
-----------------------------------
Chih-Ming J. Chen

                                       5

       /s/ Elliot F. Hahn               President and Director                                   September 8, 2000
-----------------------------------
Elliot F. Hahn, Ph.D.

       /s/ Angelo C. Malahias           Vice President and Chief Financial Officer               September 8, 2000
-----------------------------------     (Principal Financial and Accounting Officer)
Angelo C. Malahias

       /s/ Melvin Sharoky               Director                                                 September 8, 2000
-----------------------------------
Melvin Sharoky

       /s/ Lawrence J. DuBow            Director                                                 September 8, 2000
-----------------------------------
Lawrence J. DuBow

       /s/ Irwin C. Gerson              Director                                                 September 8, 2000
-----------------------------------
Irwin C. Gerson

       /s/ Michael A. Schwartz          Director                                                 September 8, 2000
------------------------------
Michael A. Schwartz, Ph.D.


                                  EXHIBIT INDEX

       Exhibit    Description
       -------    -----------
         5.1      Opinion of Broad and Cassel

         23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

         23.2     Consent of Arthur Andersen LLP

         24.1 Power of Attorney (included in the signature page of this Registration Statement)

                                       7